Exhibit 99.1
Media Statement
March 28, 2011
•	The transaction described in our preliminary proxy statement of March 25, 2011, provides compelling value to Lubrizol shareholders and is a clear endorsement of the growth and diversification success the company has achieved. The offer of $135 per share in cash represents a 28 percent premium over Lubrizol’s closing price on Friday, March 11, 2011, and is also 18 percent higher than Lubrizol’s all-time high share closing price. We believe Berkshire Hathaway’s philosophy of supporting long-term global investments in technology, assets and employees will enhance the execution of our growth strategies.

•	The cornerstone objective of Lubrizol’s compensation program is to ensure that the management team’s interests are aligned with those of shareholders. Since James Hambrick was elected CEO in April 2004, Lubrizol’s equity value has increased from less than $2.0 B to $9.0 B following the announcement of the proposed Berkshire Hathaway acquisition.

•	Lubrizol has a long history of providing competitive compensation and incentive programs that allow it to attract and retain the highest-quality executive talent in our industry. The board of directors regularly reviews these programs, which are in line with the standard talent management practices for companies similar to Lubrizol.

•	Incentive compensation programs are based on accountability and reward shareholder value creation. Lubrizol’s results in 2010 demonstrated management’s ability to deliver a record year of performance and to achieve or exceed the company’s stated financial targets.

•	Lubrizol’s board has supported and approved the change-in-control agreements that it deemed necessary and appropriate in attracting and retaining top talent. These agreements, if they are triggered in connection with the merger agreement with Berkshire Hathaway, will be honored.

•	At this time, we are not commenting beyond what is included in the preliminary proxy statement. You can obtain a free copy of the preliminary proxy via our website at www.lubrizol.com.

Media Statement
March 28, 2011
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Lubrizol’s operations and business environment that are difficult to predict and may be beyond the control of Lubrizol. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of Lubrizol and cause results to differ from the forward-looking statements in this release include, but are not limited to, Lubrizol’s ability to manage margins in an environment of volatile raw material costs; conditions affecting Lubrizol’s customers, suppliers and the industries that it serves; competitors’ responses to Lubrizol’s products; changes in accounting, tax or regulatory practices or requirements; other factors that are set forth in management’s discussion and analysis of Lubrizol’s most recently filed reports with the Securities and Exchange Commission; and uncertainties associated with the proposed acquisition of Lubrizol by Berkshire Hathaway, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The forward-looking statements contained herein represent Lubrizol’s judgment as of the date of this communication and Lubrizol cautions readers not to place undue reliance on such statements. Lubrizol assumes no obligations to update the forward-looking statements contained in this release.
Participants in the Solicitation
The Company, its directors and officers, and its proxy solicitor, Innisfree M&A Incorporated, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 17, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the preliminary proxy statement filed with the SEC on March 25, 2011, the definitive proxy statement (when available) and other relevant documents regarding the proposed transaction, when filed with the SEC.
Additional Information
In connection with the proposed transaction, the Company filed a preliminary proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THESE DOCUMENTS CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the preliminary proxy statement, the definitive proxy statement (when available) as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the preliminary proxy statement, the definitive proxy statement (when available) and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to The Lubrizol Corporation, 29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298, attention: Corporate Secretary.